                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       THE HOUSTON EXPLORATION COMPANY
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               (Name of Registrant as Specified in its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                        THE HOUSTON EXPLORATION COMPANY
                             1331 LAMAR, SUITE 1065
                              HOUSTON, TEXAS 77010





                                March 24 , 1997




TO OUR STOCKHOLDERS:

      You are cordially invited to attend the 1997 Annual Meeting of Stockholders of The Houston Exploration Company to be held on Thursday, April 24, 1997, at 10:00 a.m., local time, at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas. A Notice of the Annual Meeting, Proxy Statement and form of proxy are enclosed with this letter.

      We encourage you to read the Notice of the Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. Your participation in the Company's business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the postage-paid envelope.

       We look forward to seeing you on April 24th.


                                        Sincerely,



                                        James G. Floyd
                                        President

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 1997

To the Stockholders of The Houston Exploration Company:

         The Annual Meeting of Stockholders (the "Annual Meeting") of The Houston Exploration Company will be held on Thursday, April 24, 1997, at 10:00 a.m., local time, at the Four Seasons Hotel, 1300 Lamar Street Houston, Texas, for the following purposes:

                 1. To amend the Company's Restated Certificate of Incorporation to remove the classification of the Board of Directors;

                 2. To elect eight Directors of the Company, each to serve until the Company's next annual meeting if proposal 1 above is approved, or to elect three Directors each to serve for three year terms and one Director to serve for a one year term if proposal 1 above is not approved;

                 3. To approve the existing 1996 Stock Option Plan so that grants under such plan will remain exempt from a cap on deductible compensation imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended;

                 4. To ratify and approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending December 31, 1997; and

                 5. To act upon such other business as may properly come before the meeting or any adjournments thereof.

         Only stockholders of record at the close of business on March 10, 1997 will be entitled to notice of and to vote at the Annual Meeting.

         It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. THEREFORE, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE AS PROMPTLY AS POSSIBLE. If you are present at the Annual Meeting, and wish to do so, you may revoke the proxy and vote in person.

                                             By Order of the Board of Directors,


                                             James F. Westmoreland
                                             Secretary


Houston, Texas
March 24, 1997

                        THE HOUSTON EXPLORATION COMPANY
                             1331 LAMAR, SUITE 1065
                              HOUSTON, TEXAS 77010


                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS


                           TO BE HELD APRIL 24, 1997



                    SOLICITATION AND REVOCABILITY OF PROXIES

         The accompanying Proxy is solicited by the Board of Directors of The Houston Exploration Company (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, April 24, 1997 (the "Annual Meeting"), at 10:00 a.m., local time, at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment(s) of the Annual Meeting. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this Proxy Statement. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters.

         Each stockholder of the Company has the unconditional right to revoke his Proxy at any time prior to its exercise, either in person at the Annual Meeting or by written notice to the Company addressed to Secretary, The Houston Exploration Company, 1331 Lamar, Suite 1065, Houston, Texas 77010. No revocation by written notice will be effective unless such notice has been received by the Secretary of the Company prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

         The principal executive offices of the Company are located at 1331 Lamar, Suite 1065, Houston, Texas 77010. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy are being mailed to the Company's stockholders on or about March 25, 1997.

         In addition to the solicitation of proxies by use of this Proxy Statement, directors, officers and employees of the Company may solicit the return of proxies by mail, personal interview, telephone or telegraph. Officers and employees of the Company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

         All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed form of Proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.

                            PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's stockholders will be asked to consider and act upon the following matters:

                 1. A proposal to amend the Company's Restated Certificate of Incorporation to remove the classification of the Board of Directors;

                 2. The election of eight Directors of the Company, each to serve until the Company's next annual meeting if proposal 1 above is approved, or the election of three Directors each to serve for three year terms and one Director to serve for a one year term if proposal 1 above is not approved;

                 3. A proposal to approve the existing 1996 Stock Option Plan so that grants under such plan will remain exempt from a cap on deductible compensation imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended;

                 4. A proposal to ratify and approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending December 31, 1997; and

                 5. Such other business as may properly come before the meeting or any adjournments thereof.


                               QUORUM AND VOTING

         The close of business on March 10, 1997 has been fixed as the record date (the "Record Date") for the determination of the stockholders entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of the Record Date, the Company had issued and outstanding 23,332,763 shares of common stock, par value $.01 per share (the "Common Stock").

         Each stockholder of record of Common Stock will be entitled to one vote per share on each matter that is called to vote at the Annual Meeting. Shares of Common Stock may not be voted cumulatively.

         The presence, either in person or by proxy, of holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. A two-thirds majority of the voting power of all outstanding shares of Common Stock is required to approve Proposal Number 1 to amend the Company's Restated Certificate of Incorporation. Accordingly, abstentions and broker non-votes will have the same effect as a negative vote with respect to Proposal Number 1. A plurality vote is required for the election of Directors in Proposal Number 2. Accordingly, if a quorum is present at the Annual Meeting, the eight persons, or the three persons nominated for election as Class I Directors and one person nominated for election as a Class II Director in the event that Proposal Number 1 is not approved, receiving the greatest number of votes will be elected to serve as Directors. Withholding authority to vote for a Director nominee and broker non-votes in the election of
Directors will not affect the outcome of the election of Directors.   All other
matters to be voted on will be decided by the vote of the holders of a majority of the shares present or represented at the Annual Meeting and entitled to vote on such matter. On any such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on such vote.

         All Proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. Any Proxy given by a stockholder may be revoked at any time before it is exercised by the stockholder (i) filing with the Secretary of the Company an instrument revoking it, (ii) executing and returning a Proxy bearing a later date or (iii) attending the Annual Meeting and expressing a desire to vote his shares of Common Stock in person. Votes will be counted by The Bank of New York, the Company's transfer agent and registrar.

                               PROPOSAL NUMBER 1:
             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

         On March 14, 1997, the Board of Directors approved an amendment to the Company's Restated Certificate of Incorporation (the "Certificate Amendment") removing the classification of the Board of Directors and authorized the submission of the Certificate Amendment to the Company's stockholders for their consideration and approval.

         Article V of the Restated Certificate of Incorporation currently provides for classification of the Directors into three classes, each to be elected to three year terms. The Certificate Amendment eliminates the provisions of Article V relating to the election of Directors on a classified basis. If the Certificate Amendment is approved, pursuant to the Company's By-laws each Director will be elected for a one-year term that expires upon the election and qualification of such Director's successor at the next succeeding Annual Meeting of Stockholders.

         The classification of the Board of Directors was initially adopted in an attempt to provide for a certain continuity and stability in both the composition of and long range policies formulated by the Board of Directors. The existing classification of the Board of Directors may also permit the Board of Directors to more effectively represent the interests of all shareholders, including responding to circumstances created by demands or actions by a minority shareholder or group. While the Board of Directors has not determined those benefits are not valid, it does recognize there are varied views on the efficacy of the classified board as a model of board structure. The Board of Directors is aware that classified boards have been the subject of criticism by many institutional stockholders. The Company believes that the classification of the Board of Directors is not currently necessary and that approval of the Certificate Amendment is in the best interests of the stockholders. A copy of the Certificate Amendment is attached hereto as Appendix A.

         If the Certificate Amendment is approved, the terms of all the current Directors will expire or terminate upon the filing of the executed Certificate Amendment with the Secretary of State of Delaware. The Company anticipates executing and filing the Certificate Amendment during the Annual Meeting if this Proposal Number 1 is approved.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NUMBER 1, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.


                               PROPOSAL NUMBER 2:
                             ELECTION OF DIRECTORS

         In the event Proposal Number 1 above is approved by the stockholders and the Certificate Amendment is effectively filed, the terms of all current Directors will expire or terminate and each of the persons named below has been nominated by the Board of Directors for election as a Director of the Company until the 1998 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.

         If Proposal Number 1 above is not approved by the stockholders or the Certificate Amendment is not filed prior to the election of directors, only Messrs. Gordy's, Matthews' and Smith's terms will expire; in which case the Board of Directors has nominated Messrs. Gordy, Matthews and Smith for re-election as Class I Directors and Mr. Vaughn for election as a Class II Director.

         The eight nominees for election as Directors, or the three Class I and one Class II nominees if Proposal Number 1 is not approved, that receive the most votes cast at the Annual Meeting will be elected as Directors. Each of the nominees listed below except for Mr. Vaughn is a member of the Company's present Board of Directors.

         If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the Proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

NOMINEES FOR ELECTION AS DIRECTORs

         The names of the nominees for election as Directors, and certain additional information with respect to each of them, are set forth below.
                                                                      Year First

                Name                  Age           Position with the Company            Became a Director
                ----                  ---           -------------------------            -----------------
 James G. Floyd  . . . . . . . .       60     President and Chief Executive Officer             1986
                                                       and Director
 Robert B. Catell  . . . . . . .       60     Chairman of the Board of Directors                1986
 Gordon F. Ahalt . . . . . . . .       69     Director                                          1996
 Russell D. Gordy  . . . . . . .       46     Director                                          1986
 Craig G. Matthews . . . . . . .       54     Director                                          1993
 James Q. Riordan  . . . . . . .       69     Director                                          1996
 Lester H. Smith . . . . . . . .       54     Director                                          1996
 Donald C. Vaughn  . . . . . . .       61     Nominee for Director                              N/A

         James G. Floyd has been President and Chief Executive Officer and a Director of the Company since 1986. Mr. Floyd was President of Seagull E&P Inc. ("Seagull") and a Director of Seagull Energy Corporation, Seagull's parent, from 1981 to 1986. Mr. Floyd was general manager of the offshore division of Houston Oil and Minerals from 1978 to 1981. Mr. Floyd joined Houston Oil and Minerals Corporation ("Houston Oil and Minerals") in 1972 after five years as an independent geologist. Mr. Floyd began his career with Amoco Production Company in 1962. Mr. Floyd holds a B.S. and an M.S. in geology from the University of Florida.

         Robert B. Catell has been Chairman of the Board of Directors of the Company since 1986. Mr. Catell has been Chairman of the Board and Chief Executive Officer of The Brooklyn Union Gas Company ("Brooklyn Union") since 1996 and was Chief Executive Officer and President from 1991 to 1996. Mr. Catell has been associated with Brooklyn Union since 1958 and has been an officer of Brooklyn Union since 1974. He is also the Chairman of the Board of Taylor Gas Liquids, Ltd., a publicly traded royalty trust based in Canada. Mr. Catell received both his Bachelor's and Master's Degrees in Mechanical Engineering from City College of New York. He holds a Professional Engineer's License in New York State, and attended Columbia University's Executive Development Program and Harvard Business School's Advanced Management Program. Mr. Catell is Trustee of Brooklyn Law School, Independence Savings Bank and Kingsborough Community College Foundation, Inc.; Chairman and Director of Alberta Northeast Inc. and Boundary Gas, Inc.; Past Chairman of Energy Association of New York State; Director and Past Chairman, American Gas Association; Director of The Business Council of New York State, Inc., Gas Research Institute, New York City Partnership and New York State Energy Research and Development Authority.

         Gordon F. Ahalt has been a Director of the Company since 1996. Mr. Ahalt has been President of G.F.A. Inc., a petroleum industry financial and management consulting firm, since 1982. Mr. Ahalt is a consultant to Brooklyn Union and W.H. Reaves Co., Inc. Mr. Ahalt serves as a Director for the Bancroft and Ellsworth Convertible Funds, the Harbinger Group and Cal Dive International. Mr. Ahalt received a B.S. in Petroleum Engineering in 1951 from the University of Pittsburgh, attended New York University's Business School and is a graduate of Harvard Business School's Advanced Management Program. He worked for Amoco Corporation from 1951 to 1955, Chase Manhattan Bank from 1955 to 1972, White Weld & Co., Inc. from 1972 to 1973, Chase Manhattan Bank from 1974 through 1976, served as President and Chief Executive Officer of International Energy Bank London from 1977 to 1979 and as Chief Financial Officer of Ashland Oil Inc. from 1980 to 1981.

         Russell D. Gordy has been a Director of the Company since 1986. Mr. Gordy has been Managing General Partner of S.G. Interests, a private firm specializing in oil and gas investments, since 1992. Prior to forming S.G. Interests, Mr. Gordy was Managing Partner of Northwind Exploration, a private oil and gas firm formed in 1981 to specialize in exploration along the Texas and Louisiana Gulf Coast. From 1974 to 1981 Mr. Gordy served in various financial capacities for Houston Oil and Minerals Corporation. Mr. Gordy holds a B.B.A. in accounting from Sam

Houston State University and is a C.P.A. Mr. Gordy is a member of the Board of Directors, or equivalent directing body in the case of partnerships or limited liability companies, of SG Interests I-IV, Gordy Oil Company, Gordy Gas Corporation, San Juan Compression, L.L.C., SG Interests, Inc., SG Methane Company, Inc., Gainee Gas Company L.L.C., Rock Creek Ranch, Inc. and Lone Star Land & Cattle Company.

         Craig G. Matthews has been a Director of the Company since 1993. Mr. Matthews has been President and Chief Operating Officer of Brooklyn Union since May 1996, was Executive Vice President of Brooklyn Union since 1994 to 1996, and was Executive Vice President and Chief Financial Officer of Brooklyn Union from 1991 to 1994. Mr. Matthews joined Brooklyn Union in 1965. He graduated from Rutgers University in 1965 with a Bachelor's Degree in Civil Engineering, and acquired an M.S. Degree in Industrial Management from Polytechnic University. Mr. Matthews is a member of the Board of Directors for the Brooklyn Philharmonic, the Public Utilities Reports, Inc., the Brooklyn Chamber of Commerce, Neighborhood Housing Services, Greater Jamaica Development Corp., Regional Plan Association, Polytechnic University, Prospect Park Alliance, the National and New York Advisory Board of the Salvation Army and Inform. Mr. Matthews is the Treasurer of the Society of Gas Lighters.

         James Q. Riordan has been a Director of the Company since 1996 and a Director of Brooklyn Union since 1991. Mr. Riordan is the retired Vice Chairman and Chief Financial Officer of Mobil Corp. He joined Mobil Corp. in 1957 as Tax Counsel and was named Director and Chief Financial Officer in 1969. Mr. Riordan served as Vice Chairman of Mobil Corp. from 1986 until his retirement in 1989. He joined Bekaert Corporation in 1989 and was elected its President, and served as President until his retirement in 1992. Mr. Riordan is a Director of Dow Jones & Co., Inc., Tri-Continental Corporation and the Public Broadcasting Service; Director/Trustee of the mutual funds in the Seligman Group of investment companies; Trustee for the Committee for Economic Development and The Brooklyn Museum; and Member of the Policy Council of the Tax Foundation.

         Lester H. Smith has been a Director of the Company since 1996. Mr. Smith is Chairman of the Board and President of Smith Energy Company, an independent oil and gas exploration company, and Chairman of the Board of Founders International, Ltd., an international downhole drilling tool company. Mr. Smith has been active in the energy business as an independent since 1973. He attended the University of Oklahoma where he majored in finance. Mr. Smith is Chairman of the Board of SG Interests, Inc., SG Methane Company, National Call Processing, Inc. and New Media Telecommunications, Inc., a member of the Board of Directors of Utah Coal & Lumber Company and President and a member of the Board of Directors of Invexco, Inc.

         Donald C. Vaughn has been President, Chief Operating Officer and member of the board of directors of Dresser Industries, Inc. ("Dresser") since 1996. Prior to his appointment as President and Chief Operating Officer, Mr. Vaughn served as Executive Vice President of Dresser, responsible for Dresser's Petroleum Products and Services and Engineering Services Segment, from November 1995 to December 1996; Senior Vice President of Operations of Dresser from January 1992 to November 1995; and Chairman, President and Chief Executive Officer of The M.W. Kellogg Company from November 1983 to June 1996. Mr. Vaughn joined M.W. Kellogg in 1958 and is a registered professional engineer in the State of Texas. He has been recognized as a distinguished engineering alumnus of Virginia Polytechnic Institute, from which he holds a B.S. degree in civil engineering. Mr. Vaughn serves as a director on the boards of several Dresser joint venture companies, including Dresser-Rand Company, Ingersoll-Dresser Pump Company and Bredero-Shaw.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES. IN THE EVENT PROPOSAL NUMBER 1 ABOVE IS APPROVED BY THE STOCKHOLDERS, PROXIES SOLICITED HEREBY WILL BE VOTED FOR ALL SIX NOMINEES UNLESS THE STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. IN THE EVENT PROPOSAL NUMBER 1 ABOVE IS NOT APPROVED BY THE STOCKHOLDERS, PROXIES SOLICITED HEREBY WILL BE VOTED FOR MESSRS. GORDY, MATTHEWS, SMITH AND VAUGHN UNLESS THE STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

DIRECTORS' MEETINGS AND COMPENSATION

         During 1996, the Board of Directors met three times and took certain additional actions by unanimous written consents in lieu of meetings. During 1996, no Director of the Company attended fewer than 75 percent of the meetings of the Board of Directors (during the period served).

         Each outside Director of the Company receives a fee of $4,000 per calendar quarter and $1,000 per board meeting attended. Members of committees of the Board of Directors will receive an additional fee of $500 per committee per calendar quarter.

         Mr. Gordy was paid $28,750 in 1996 for services rendered pursuant to a consulting contract with the Company. The consulting contract was terminated December 31, 1996.

         Upon completion of the Company's initial public offering of Common Stock on September 19, 1996 (the "Offering"), Messrs. Catell and Matthews received awards to be paid out over a three year period totaling $420,000 and $294,000, respectively, from the Company in exchange for the termination of certain options granted to them in 1994. See "Certain Transactions --Transactions between the Company and Brooklyn Union and Affiliates."

BOARD COMMITTEES

         The Company's Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. The Executive Committee, during the intervals between meetings of the Board of Directors, has and may exercise all of the powers of the Board of Directors in the management or direction of the business and affairs of the Company, except as reserved to the Board of Directors, delegated to another committee or prohibited by the Company's bylaws or applicable law. The Executive Committee currently consists of Messrs. Ahalt, Catell and Floyd. The Audit Committee's functions include providing assistance to the Board of Directors in fulfilling its responsibilities relating to corporate accounting and reporting practices, maintaining a direct line of communication between the Board of Directors and the Company's independent public accountants, and performing such other functions as may be prescribed with respect to audit committees under applicable rules, regulations and policies of the New York Stock Exchange, Inc. The Audit Committee currently consists of Messrs. Ahalt, Gordy and Riordan. The Compensation Committee administers the Company's 1996 Stock Option Plan, makes recommendations, determines and authorizes the amount, terms and conditions of payment of any and all forms of compensation for the Company's directors, officers, employees and agents, approves and administers any loan to, guarantee or any obligation of, or other assistance to any officer or other employee of the Company. The Compensation Committee currently consists of Messrs. Ahalt, Catell and Riordan.

         During 1996, the Executive Committee, the Audit Committee and the Compensation Committee met one time each. During 1996, no Director of the Company attended fewer than 75 percent of the number of meetings of committees on which he served (during the period served).


                              PROPOSAL NUMBER 3:
             APPROVAL AND ADOPTION OF THE 1996 STOCK OPTION PLAN

         The Company uses stock-based awards as a part of its overall compensation program in order to align the long- term interests of its employees with those of its stockholders. Prior to the Offering, the Board of Directors adopted and the Company's sole stockholder approved the Company's 1996 Stock Option Plan (the "1996 Plan"). Under the 1996 Plan, key employees, consultants and advisors of the Company are eligible to receive grants of Options, which are defined and described more fully below.

         Now that the Company is publicly-traded, stockholder approval is required for grants of Options under the 1996 Plan to remain exempt from a cap on the tax deductibility of the grants of Options by the Company imposed by Section

162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code, added by the Revenue Reconciliation Act of 1993, as amended, places a $1 million cap on the deductible compensation that can be paid to certain executives of publicly-traded corporations. Amounts that qualify as "performance based" compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1 million limit.

         The 1996 Plan will qualify for Section 162(m) purposes until the Company's Annual Meeting of Stockholders in 1998 and grants of Options made prior to the annual meeting date will remain Section 162(m) qualified. However, grants of Options made after the 1998 Annual Meeting of Stockholders will not qualify unless the stockholders approve the 1996 Plan.

         The terms of the 1996 Plan are summarized below. In addition, the full text of the 1996 Plan is set forth in Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to the text of the 1996 Plan.

SUMMARY OF THE 1996 PLAN

         Purpose. The 1996 Plan is for key employees, consultants and advisors of the Company and is intended to advance the best interests of the Company and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company.

         Effective Date of 1996 Plan. The 1996 Plan is effective as of May 9, 1996. No Option shall be granted pursuant to the 1996 Plan after May 8, 2006.

         Eligibility. The individuals who shall be eligible to receive Incentive Options and Nonqualified Options (together, the "Options") shall be those key employees, consultants and advisors of the Company as the Compensation Committee of the Board of Directors (the "Committee") shall determine from time to time. "Incentive Option" means an Option granted under the 1996 Plan which is designated as an "Incentive Option" and satisfies the requirements of Section 422 of the Code. "Nonqualified Option" means an Option granted under the 1996 Plan other than an Incentive Option.

         Administration. To comply with Section 162(m) of the Code, the 1996 Plan shall be administered by the Committee, which shall be comprised solely of two or more Directors who are "outside directors" within the meaning of the Treasury Regulations promulgated under Section 162(m) of the Code. To comply with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1996 Plan provides that the shares of Common Stock issuable upon exercise of an Option may not be sold for six months from its date of grant. All questions of interpretation and application of the 1996 Plan and Options shall be subject to the determination of the Committee. The 1996 Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. The Committee has complete authority to construe, interpret and administer provisions of the 1996 Plan, to determine which persons are to be granted Options, the terms and conditions of Options, and to make all other determinations necessary or deemed advisable in the administration of the 1996 Plan.

         Reserved Shares. The total number of shares of Common Stock with respect to which Options may be granted under the 1996 Plan shall be 10% of the shares of Common Stock outstanding. The shares may be treasury shares or authorized but unissued shares. The total number of shares of stock with respect to which Incentive Options may be granted under the 1996 Plan shall be 1,125,000 shares. The maximum number of shares subject to Options which may be issued to any person who is granted an Option under the 1996 Plan ("Optionee") during any period of three consecutive years is 1,125,000 shares.

         Options. The price at which Common Stock may be purchased under an Option shall not be less than 100% of the fair market value. In the case of any 10% holder of Common Stock, the price at which shares of Common Stock may be purchased under an Incentive Option shall not be less than 110% of the fair market value of the Common Stock on the date the Incentive Option is granted. No Option shall be exercisable after the expiration of 10 years from the date the Option is granted. In the case of a 10% holder of Common Stock, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted. The number of Options that are authorized to be granted is 2,333,276, of which 1,238,638 Options have been granted and are outstanding. In 1996, the executive officers of the Company were granted an aggregate of 38,700 Incentive Options and 736,283 Nonqualified Options, respectively, exercisable in five equal annual installments beginning on the anniversary date of the grant in 1997.

         Amount Exercisable. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the written option agreement, as long as the Option is valid and outstanding; provided that no Option may be exercisable within six months of the date of grant. The exercise price must be paid in full in cash at the time an Option is exercised or, if permitted by the Board of Directors or a committee of "non-employee directors" (as defined in Rule 16b-3), by means of a "cashless exercise" through a broker, by tendering Common Stock already owned by the participant, or any combination of the foregoing. The Committee will determine the period over which individual Options become exercisable. To the extent that the aggregate fair market value (determined as of the time an Incentive Option is granted) of the Common Stock with respect to which Incentive Options first become exercisable by the Optionee during any calendar year (under the 1996 Plan and any other incentive stock option plan(s) of the Company or any affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

         Non-Transferability and No Rights as Stockholder. Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by him. No Optionee shall have any rights as a stockholder with respect to Common Stock covered by his Option until the date a stock certificate is issued for the Common Stock.

         Changes in the Company's Capital Structure. In the event of any stock dividend, recapitalization, reorganization, merger, consolidation or other extraordinary event, the Committee may, to the extent deemed necessary to preserve the benefits under the 1996 Plan, adjust the number and kind of shares which thereafter may be made the subject of Options, the number and kind of shares subject to outstanding Options, and the grant, exercise or conversion price with respect to any of the foregoing and, if deemed appropriate, make provision for cash payments to participants. Subject to certain limitations, the Board of Directors is authorized to amend, suspend or terminate the 1996 Plan to meet any changes in legal requirements or for any other purpose permitted by law.

         Changes of Control. In the event of a change of control, the Committee may, in its discretion, at the time an Option is granted or any time thereafter: (i) provide for the acceleration of any time period relating to the exercise of the Option, (ii) provide for the purchase of the Option upon the Optionee's request for an amount of cash or other property that could have been received upon the exercise of the Option had the Option been then currently exercisable, (iii) adjust the terms of the Option in a manner determined by the Committee to reflect the change of control, (iv) cause the Option to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provisions as the Committee may consider equitable and in the best interest of the Company.

         Amendment or Termination of the 1996 Plan. The Board of Directors of the Company may amend, terminate or suspend the 1996 Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (i) change the aggregate number of shares of Common Stock which may be issued under Incentive Options, (ii) change the class of employees eligible to receive Incentive Options, or (iii) decrease the exercise price for Incentive Options below the fair market value of the Common Stock at the time it is granted, shall be made without the approval of the Company's stockholders.

         Tax Withholding. The Company shall be entitled to deduct from other compensation payable to each Optionee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option. In the alternative, the Company may require the Optionee (or other person exercising the Option) to pay the sum directly to the employer corporation. If the Optionee (or other person exercising the Option) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within ten days after the date of exercise or lapse of restrictions. The Company shall have no obligation upon exercise of any Option until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise. The Company shall not be obligated to advise an Optionee of the existence of the tax or the amount which the employer corporation will be required to withhold.

         Tax Treatment of the Optionee. The Optionee will recognize no income upon the grant of an Incentive Option and will generally incur no tax on its exercise. If the Optionee holds the stock acquired upon exercise of an Incentive Option (the "Incentive Option Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the Incentive Option Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the shares.

         The Optionee will not recognize any taxable income at the time a Nonqualified Option is granted. However, upon exercise of a Nonqualified Option, the Optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the amount paid for that stock upon exercise of the Nonqualified Option. The included amount will be treated as ordinary income by the Optionee and will be subject to income tax withholding by the Company (either by payment in cash by the Optionee or withholding from the Optionee's salary). Upon resale of the shares by the Optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

         Tax Treatment of the Company. The Company will be entitled to a deduction in connection with the exercise of a Nonqualified Option by a domestic Optionee to the extent that the Optionee recognizes ordinary income. The Company will be entitled to a deduction in connection with the disposition of Incentive Option Shares only to the extent that the Optionee recognizes ordinary income on a disqualifying disposition of the Incentive Option Shares.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NUMBER 3, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.



                               PROPOSAL NUMBER 4:
          RATIFICATION AND APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed the firm of Arthur Andersen LLP as the Company's independent public accountants to make an examination of the accounts of the Company for the fiscal year ending December 31, 1997, subject to ratification by the Company's stockholders. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from the stockholders attending the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NUMBER 4, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

         Set forth below is certain information concerning the executive officers of the Company, including the business experience of each during the past five years.

            NAME                AGE                                    POSITION
            ----                ----                                   --------
 James G. Floyd  . . . . .       60      President and Chief Executive Officer and Director
 Randall J. Fleming  . . .       55      Senior Vice President -- Exploration and Production
 Thomas W. Powers  . . . .       52      Senior Vice President -- Business Development and Finance and
                                               Treasurer
 Charles W. Adcock . . . .       43      Vice President--Project Development
 Sammye L. Dees  . . . . .       61      Vice President -- Land
 James F. Westmoreland . .       41      Vice President, Chief Accounting Officer, Comptroller and Secretary

         Information regarding the business experience of James G. Floyd is set forth above under the heading "Proposal Number 2: Election of Directors."

         Randall J. Fleming has been Senior Vice President--Exploration and Production of the Company since October 1995 and was Vice President -- Exploration of the Company from 1986 to 1995. Mr. Fleming was Vice President--Geology of Seagull from 1981 to 1986 and was an exploration geologist at Houston Oil and Minerals from 1976 to 1981. Prior to such time, Mr. Fleming was an exploration geologist for Superior Oil Company and Sinclair Oil Company. Mr. Fleming holds a B.A. and M.S. in geology from the University of Alabama.

         Thomas W. Powers has been Senior Vice President--Business Development and Finance of the Company since October 1995 and Treasurer since May 1996. Mr. Powers was General Manager of Diversification for Brooklyn Union from 1991 to 1995 and Executive Vice President and Chief Operating Officer of Fuel Resources Inc. ("FRI"), a Brooklyn Union subsidiary, from 1986 to 1991. Prior to joining Brooklyn Union, Mr. Powers was Manager of Corporate Development for Anglo Energy. He holds a B.S. in Economics from Bowling Green University and an M.B.A. from Long Island University. Mr. Powers is a member of the Board of Directors of Honeoye Storage Corporation.

         Charles W. Adcock has been Vice President--Project Development of the Company since 1996. Mr. Adcock held the same position with FRI, the Brooklyn Union subsidiary that previously owned the Company's onshore properties, from 1993 to 1996. Prior to joining FRI, Mr. Adcock worked at NERCO Oil & Gas as Reservoir Engineering Specialist. Prior to NERCO, he held various engineering positions with Apache, ANR Production and Aminoil U.S.A. Mr. Adcock is a Registered Professional Engineer in the State of Texas, and received his B.S. in Civil Engineering from Texas A&M University and an M.B.A. from the University of St. Thomas.

         Sammye L. Dees has been Vice President--Land of the Company since 1986. Ms. Dees was Vice President of Land of Seagull from 1981 to 1986, and was Land Manager, Offshore Division, of Houston Oil and Minerals from 1974 to 1981. Prior to joining Houston Oil and Minerals, Ms. Dees worked for Allied Chemical Corporation. Ms. Dees is a Certified Petroleum Landman and attended Stephen F. Austin University.

         James F. Westmoreland has been Vice President, Chief Accounting Officer, Comptroller and Secretary of the Company since October 1995 and was Vice President and Comptroller of the Company from 1986 to 1995. Mr. Westmoreland was supervisor of natural gas and oil accounting at Seagull from 1983 to 1986. Mr. Westmoreland holds a B.B.A. in accounting from the University of Houston.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee (the "Committee") of the Board of Directors of the Company currently consists of Gordon F. Ahalt, Robert B. Catell and James Q. Riordan, none of whom are officers or employees of the Company. The Committee is responsible for (i) evaluating the performance of management, (ii) determining the compensation for the directors, officers, employees and agents of the Company, (iii) administering the Company's 1996 Plan under which grants may be made to employees of the Company and (iv) approving and administering any loan to, guarantee of any obligation of, or other assistance to any employee of the Company. The Committee has furnished the following report on executive compensation for 1996:

         Under the supervision of the Committee, the Company has developed a compensation policy which is designated to attract and retain key executives responsible for the success of the Company and motivate management to enhance long- term stockholder value. The annual compensation package for executive officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders and
(iii) variable performance awards payable in cash or stock and tied to the individual's or the Company's achievement of certain goals or milestones.

         In determining the level and composition of compensation of each of the Company's executive officers, the Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. The Committee generally seeks to set salaries competitive with those of peer group companies. In setting such salaries, the Committee considers its peer group to be certain independent oil and gas exploration and production companies with offshore operations in the Gulf of Mexico. Such peer group includes the same companies comprising the Peer Group reflected in the performance graph in this Proxy Statement.

         Base compensation is established through negotiation between the Company and the executive officer at the time the executive is hired, and then subsequently adjusted when such officer's base compensation is subject to review or reconsideration. While the Company has entered into employment agreements with certain of its executive officers, such agreements provide that base salaries may be increased at the Committee's discretion pursuant to annual reviews. When establishing or reviewing base compensation levels for each executive officer, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility, and compensation levels of Peer Group companies. No pre-determined weights are given to any one of such factors. The base salaries for the executive officers for fiscal 1996 were competitive with the Company's Peer Group.

         In addition to each executive officer's base compensation, the Committee may award cash bonuses, grants under the Company's 1996 Plan and variable performance awards to chosen executive officers depending on the extent to which certain defined personal and common performance goals are achieved. Such corporate performance goals are the same as discussed above. Stock based performance awards, such as the grants of Options under the 1996 Plan and the Phantom Stock Rights awarded to executive officers in 1996, are consistent with the Committee's emphasis on trading-off annual incentive compensation for enhanced long-term incentives linked to shareholder value creation.

         All employees of the Company, including its executive officers, are eligible to receive long-term stock-based incentive awards under the Company's 1996 Plan as a means of providing such individuals with a continuing proprietary interest in the Company. Such grants further the mutuality of interest between the Company's employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. The Company's 1996 Plan enhances the Company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer of the Company include the executive's position in the Company, his or her performance and responsibilities, the amount of Options, if any, currently held by the officer, the vesting schedules of any such options and the executive officer's other compensation.

While the Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as Options or restricted stock, the Committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying the vesting dates to particular corporate or personal milestones.

         The annual base salary of James G. Floyd, the Chief Executive Officer and President of the Company, was set at $340,000 pursuant to his employment agreement with the Company, effective September 19, 1996. Mr. Floyd actually received $309,000 in base salary in 1996 as well as a cash bonus of $330,000 in conjunction with the cash bonuses granted to all other executive officers of the Company. Additionally, Mr. Floyd was granted Options pursuant to the 1996 Plan to purchase 335,992 shares of Common Stock and Phantom Stock Rights representing the right to receive a cash payment equal to the average closing price of a share of Common Stock on the five trading days preceding the payment date multiplied by 46,800. The Options and Phantom Stock Rights become exercisable and payable, respectively, in five equal annual installments from the date of grant. The Options and Phantom Stock Rights were granted in recognition of Mr. Floyd's continuing contributions to the Company and are consistent with the Committee's emphasis on trading-off annual incentive compensation for enhanced long-term incentives linked to shareholder value creation.

         Section 162(m) of the Code, added by the Revenue Reconciliation Act of 1993, places a $1 million per executive cap on the deductible compensation that can be paid to certain executives of publicly-traded corporations. Amounts that qualify as "performance based" compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, stock options will qualify as performance based compensation. The Committee has discussed and considered and will continue to evaluate the potential impact of Section 162(m) on the Company in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

         The foregoing report is given by the following members of the Compensation Committee: Gordon F. Ahalt, Robert B. Catell and James Q. Riordan.

         The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION OF EXECUTIVE OFFICERS

         Summary Compensation Table

         The following table sets forth certain summary information concerning the compensation provided by the Company in 1996 to its Chief Executive Officer and each other person serving as an executive officer during 1996 who earned $100,000 or more in combined salary and bonus during such year (collectively, the "Named Executive Officers"):



                                                                                    Long-Term
                                                                                  Compensation
                           Name                             Annual               --------------
                           and                         Compensation (1)            Securities
                        Principal                     -------------------          Underlying       All Other
                        Position                      Salary       Bonus           Options (2)    Compensation
                        --------                      ------       -----         --------------   ---------------
       James G. Floyd
         President and Chief Executive Officer .    $   309,000   $    330,000      335,992       $    314,000(3)


       Randall J. Fleming
         Senior Vice President--Exploration and
         Production  . . . . . . . . . . . . . .    $   204,000   $    175,000      174,996       $    300,000(3)

       Thomas W. Powers(5)
         Senior Vice President--Business
         Development and Finance and Treasurer .    $    35,000   $    104,000      104,997                 --


       James F. Westmoreland
         Vice President, Chief Accounting
         Officer, Comptroller and Secretary  . .    $   121,000   $     87,000       83,998       $     30,000(3)

       Charles W. Adcock
         Vice President--Project Development . .    $   125,000   $     67,000       60,000       $  1,211,000(4)

       Sammye L. Dees
         Vice President--Land  . . . . . . . . .    $   111,000   $     27,000       15,000       $    261,000(3)



(1) Amounts exclude perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each executive officer.
(2) The Company has not issued any stock appreciation rights to the Named Executive Officers.
(3) Consists of distributions attributable to overriding royalty interests and net profits interests in properties of the Company. See "Certain Transactions -- Transactions Between the Company and Management."
(4) Consists of distributions received in exchange for the termination of Mr. Adcock's rights under the long-term incentive program of FRI. See "Certain Transactions--Transaction Between the Company and Management."
(5) Prior to September 31, 1996 Mr. Powers was an employee of Brooklyn Union.

         Options Granted in 1996

         The following table provides certain information with respect to Options granted to the Chief Executive Officer and to each of the Named Executive Officers during 1996 under the Company's 1996 Plan:

                                                  Individual Grants(1)
                                   ----------------------------------------------             Potential
                                                Percent of                               Realizable Value at
                                                  Total                                    Assumed Annual
                                   Number of     Options                                Rates of Stock Price
                                   Securities  Granted to                                 Appreciation for
                                   Underlying   Employees    Exercise                      Option Term(2)
                                     Options     in Fiscal     Price     Expiration     ------------------------
                   Name              Granted       Year        ($/Sh)       Date             5%            10%
         -------------------------- ------------ ----------- ------------  --------      ----------    ----------
         James G. Floyd  . . . . .    335,992       26.7%       $15.50     09/20/06      $3,275,250    $8,300,010
         Randall J. Fleming  . . .    174,996       14.1%       $15.50     09/20/06      $1,705,861    $4,322,926
         Thomas W. Powers  . . . .    104,997        8.5%       $15.50     09/20/06      $1,023,510    $2,593,741
         James F. Westmoreland . .     83,998        6.8%       $15.50     09/20/06      $  818,813    $2,075,003
         Charles W. Adcock . . . .     60,000        4.8%       $15.875    10/17/06      $  599,040    $1,518,600
         Sammye L. Dees  . . . . .     15,000        1.2%       $15.50     09/20/06      $  146,220    $  370,545

________________________

(1) The Company has not issued any stock appreciation rights to the Named Executive Officers.
(2) The Securities and Exchange Commission requires disclosure of the potential realizable value or present value of each grant. The disclosure assumes the Options will be held for the full ten-year term prior to exercise. Such Options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the Option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.

Phantom Stock Rights Granted in 1996

       The following table provides information concerning grants made in 1996 to the Named Executive Officers of Phantom Stock Rights ("PSRs"). As indicated in each of the letter agreements with the Named Executive Officers, each PSR represents the right to receive a cash payment determined by reference to the average of the closing price of one share of Common Stock for the five trading days preceding the payout date, multiplied by the number of PSRs payable on the payout date. The PSRs were granted effective December 16, 1996 and 20% of the PSRs shall become payable on December 16th of each of the years 1997 through 2001.

                                              NUMBER OF                   PERFORMANCE OR OTHER
                                           SHARES, UNITS OR              PERIOD UNTIL MATURATION
               NAME                          OTHER RIGHTS                       OR PAYOUT
               ----                          ------------                       ---------
 James G. Floyd  . . . . . . . .              46,800                               (1)

 Randall J. Fleming  . . . . . .              24,353                               (1)

 Thomas W. Powers  . . . . . . .              14,612                               (1)

 James F. Westmoreland . . . . .              11,753                               (1)

 Charles W. Adcock . . . . . . .               8,365                               (1)

 Sammye L. Dees  . . . . . . . .               2,682                               (1)

________________________

(1) 20% of the Phantom Stock Rights shall become payable on December 16th of each of the years 1997 through 2001.

PERFORMANCE GRAPH

         The following performance graph compares the performance of the Company's Common Stock to the S&P 500 Index and to a Peer Group. The "Peer Group" is composed of other independent oil and gas exploration and production companies with offshore operations in the Gulf of Mexico (Apache Corporation, Forcenergy Inc, Louisiana Land & Exploration, Newfield Exploration Company, Noble Affiliates, Inc., Nuevo Energy Company, Pogo Producing Co., Seagull Energy Corporation, United Meridian Corporation and Vastar Resources, Inc.). The index of Peer Group companies is weighted according to the respective market capitalization of its component companies as of December 31, 1995. The graph covers the period from September 20, 1996, the date on which the Common Stock of the Company began publicly trading, to December 31, 1996. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at September 20, 1996 and that all dividends were reinvested.

                        COMPARISON OF CUMULATIVE RETURN
                     AMONG THE HOUSTON EXPLORATION COMPANY,
                              PEER GROUP INDEX AND
                          STANDARD & POOR'S 500 INDEX

                                    [CHART]

--------------------------------------------------------------------------------
                                             9/20/96                12/31/96
--------------------------------------------------------------------------------
The Houston Exploration Company                100                   102.34
--------------------------------------------------------------------------------
Peer Group Index                               100                   117.87
--------------------------------------------------------------------------------
Standard & Poor's 500 Index                    100                   108.34
--------------------------------------------------------------------------------

         The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

         There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

EMPLOYMENT AGREEMENTS

         Messrs. Floyd, Fleming, Powers, Westmoreland and Adcock entered into employment agreements with the Company effective as of September 19, 1996, pursuant to which they serve as executive officers of the Company.

         Such employment agreements provide for Messrs. Floyd, Fleming, Powers, Westmoreland and Adcock to receive annual base salaries of $340,000, $220,000, $140,000, $130,000 and $125,000, respectively. Under such agreements, Messrs. Floyd, Fleming, Powers, Westmoreland and Adcock are entitled to annual incentive bonuses of 60%, 50%, 45%, 45% and 45%, respectively, of base salary if the Company meets financial targets established by the Board of Directors. In addition, Messrs. Floyd, Fleming, Powers, Westmoreland and Adcock are entitled to participate in such incentive compensation and other programs as are adopted by the Company's Board of Directors, including the Company's 1996 Plan. The initial term of each employment agreement extends to the third anniversary of the effective date of such agreement; provided, however, that the term of each agreement is automatically extended one year on each anniversary unless notice that the agreement will not be extended is given by either party at least 60 days prior to such anniversary.

         Each of the employment agreements is subject to early termination by the Company for cause or upon the death or disability of the employee and is subject to early termination by the employee for any reason. If an employment agreement is terminated without cause by the Company or with good reason (including certain changes in control of the Company) by the employee, the Company is obligated to pay such employee a lump-sum severance payment of 2.99 times the employee's then current annual rate of total compensation. Based upon their current annual rate of compensation, Messrs. Floyd, Fleming, Powers, Westmoreland and Adcock would be entitled to lump sum severance payments of $1,017,000, $658,000, $419,000, $389,000 and $374,000 , respectively, if terminated without cause or by the employee for good reason.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         Effective immediately prior to the Offering, the Company adopted an unfunded, nonqualified Supplemental Executive Retirement Plan (the "SERP") for the benefit of Mr. Floyd. The SERP provides that, if the executive remains with the Company until age 65, upon his retirement on or after age 65, the executive will be paid $100,000 per year for life. If, after retirement, the executive predeceases his spouse, 50% of the executive's SERP benefit will continue to be paid to the executive's surviving spouse for her life.

401(K) PLAN

         The Company maintains a 401(k) Profit Sharing Plan (the "401(k) Plan") for its employees. Under the 401(k) Plan, eligible employees may elect to have the Company contribute on their behalf up to 10% of their base compensation (subject to certain limitations imposed under the Code) on a before tax basis. The Company makes a matching contribution of $0.50 for each $1.00 of employee deferral, not to exceed 5% of an employee's base compensation, subject to limitations imposed by the Code. The amounts contributed under the 401(k) Plan are held in a trust and invested among various investment funds in accordance with the directions of each participant. An employee's salary deferral contributions under the 401(k) Plan are 100% vested. The Company's matching contributions vest at the rate of 20% per year of service. Participants are entitled to payment of their vested account balances upon termination of employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Robert B. Catell, a member of the Compensation Committee, is Chairman of the Board and Chief Executive Officer of Brooklyn Union. As a result of the termination of certain options to purchase Common Stock held by Mr. Catell, the Company awarded $420,000 to Mr. Catell to be paid over a three year period beginning September 19, 1996. See "Certain Transactions--Transactions Between the Company and Brooklyn Union and Affiliates."

                              CERTAIN TRANSACTIONS

TRANSACTIONS BETWEEN THE COMPANY AND BROOKLYN UNION AND AFFILIATES

         The Company was incorporated in December 1985 to conduct certain of the natural gas and oil exploration and development activities of Brooklyn Union. The Company has focused since its inception primarily on the exploration and development of high potential prospects in the Gulf of Mexico. Effective February 29,1996, Brooklyn Union implemented a reorganization of its exploration and production assets by transferring to The Company certain onshore producing properties and developed and undeveloped acreage not previously owned by the Company. Brooklyn Union has advised the Company that it does not currently intend to engage in the domestic exploration for or production of natural gas and oil except through ownership of Common Stock of the Company.

         In 1996 Brooklyn Union made capital contributions to the Company of $6.3 million and received shares of Common Stock in consideration of such capital contributions.

           Prior to October 1996, the Company agreed, subject to certain conditions, to sell substantially all of its subsequently developed or acquired gas production, to an affiliate of Brooklyn Union, PennUnion Energy Services, L.L.C. ("PennUnion"). The gas sales agreement with PennUnion was terminated in October 1996 when Brooklyn Union sold its interest in PennUnion; however, PennUnion still remains a purchaser of the Company's natural gas production. The gas production sold to PennUnion is sold at market prices, based upon an index price adjusted to reflect the point of delivery of such production.

         In July 1994, the Company granted options to purchase an aggregate of 247,000 shares of Common Stock to three officers of Brooklyn Union, including Messrs. Catell and Matthews, with an exercise price of $11.22 per share. Upon completion of the Offering, such options were terminated in exchange for payment by the Company of an aggregate of $840,000 to be paid over a three year period beginning September 19, 1996. As a result of the termination of their options, Messrs. Catell and Matthews received awards of $420,000 and $294,000, respectively. Theodore Spar, who is an officer of Brooklyn Union but not an officer or director of the Company, received an award of $126,000.

         The Company was included in the consolidated federal income tax returns filed by Brooklyn Union during all periods in which it was a wholly-owned subsidiary of Brooklyn Union ("Affiliation Years"). The Company and Brooklyn Union are parties to an agreement (the "Tax Sharing Agreement") providing for the manner of determining payments with respect to federal income tax liabilities and benefits arising in Affiliation Years. Under the Tax Sharing Agreement, the Company paid to or received from Brooklyn Union an amount equal to the Company's share of Brooklyn Union's consolidated federal income tax liability, generally determined on a separate return basis, for the years ended and the portion of 1996 preceding consummation of the Offering, and Brooklyn Union paid the Company for any reduction in Brooklyn Union's consolidated federal income tax liability resulting from utilization or deemed utilization of deductions, losses, and credits arising in such periods which are attributable to the Company, in each case net of any amounts theretofore paid or credited by Brooklyn Union or the Company to the other with respect thereto. In the event that Brooklyn Union's consolidated federal income tax liability for any Affiliation Year is adjusted upon audit or otherwise, the Company will bear any additional liability or receive any refund which is attributable to adjustments of items of income, deduction, gain, loss or credit of the Company. Brooklyn Union shall permit the Company to participate in any audits or litigation with respect to Affiliation Years, but Brooklyn Union will otherwise have exclusive and sole responsibility and control over any such proceedings. As of September 1996, the Company ceased to be included in the consolidated federal income tax returns filed by Brooklyn Union, and will file on a separate basis, with respect to periods after consummation of the Offering.

         Under a Registration Rights Agreement (the "Brooklyn Union Registration Rights Agreement") entered into between the Company and Brooklyn Union, the Company will file, upon the request of Brooklyn Union, a registration statement under the Securities Act for the purpose of enabling Brooklyn Union to offer and sell any securities of the Company which Brooklyn Union may hold. Brooklyn Union may exercise these rights at any time after the expiration of 180 days following the completion of the Offering. The Company will bear the costs of any registered offering, except that Brooklyn Union will pay any underwriting commissions relating to any such offering, any transfer taxes and any costs of complying with foreign securities laws at Brooklyn Union's request, and each will pay for its counsel and accountants. The Company has the right to require Brooklyn Union to delay any exercise by Brooklyn Union of its rights to require registration and other actions for a period of up to 180 days if, in the judgment of the Company, the Company or any offering by the Company then being conducted or about to be conducted would be adversely affected. The Company has also granted Brooklyn Union the right to include its securities in certain registration statements covering offerings by the Company, and the Company will pay all costs of such offerings other than underwriting commissions and transfer taxes attributable to the securities sold on behalf of Brooklyn Union. The Company has agreed to indemnify Brooklyn Union, its officers, directors, agents, any underwriter, and each person controlling any of the foregoing, against certain liabilities under the Securities Act or the securities laws of any state or country in which securities of the Company are sold pursuant to the Brooklyn Union Registration Rights Agreement.

         In connection with the February 1996 reorganization, the Company and FRI, the subsidiary of Brooklyn Union that previously owned the onshore properties, entered into an agreement whereby the Company assumed FRI's bank debt and the liabilities of FRI directly related to the transferred properties and acreage. FRI agreed to indemnify the Company against all of FRI's other liabilities, including any liabilities associated with the suit filed by certain of FRI's former employees. In addition, the Company entered into an agreement with THEC Holdings Corp., a wholly-owned subsidiary of Brooklyn Union ("Holdings"), whereby Holdings agreed to indemnify the Company against any liabilities associated with such remuneration and suit, and agreed to pledge all of its holdings of Common Stock to the Company to secure such indemnification obligation. The suit was settled in October 1996 without liability to the Company.

TRANSACTIONS BETWEEN THE COMPANY AND MANAGEMENT

         The Company entered into employment agreements with Messrs. Floyd, Fleming, Powers, Westmoreland and Adcock effective as of September 19, 1996. These employment agreements replaced the Company's previous employment agreements with such officers. See "Executive Compensation--Employment Agreements" for a description of such employment agreements.

         The Company's previous employment agreement with Mr. Floyd, its President and Chief Executive Officer, provided Mr. Floyd with the option to obtain up to a 5% working interest in certain exploration prospects of the Company, exercisable prior to the commencement of drilling of the initial well on any such prospect. From 1993 to 1995, affiliates of Mr. Floyd obtained a 5% working interest in 12 wells operated by the Company pursuant to such agreement. In 1996, Mr. Floyd exercised his right to purchase a 5% working interest in the properties acquired by the Company from TransTexas Gas Corporation and TransTexas Transmission Corporation (the "TransTexas Acquisition") on the same terms as such properties were acquired by the Company for a purchase price of $3.1 million. The termination of the Company's previous employment agreement with Mr. Floyd, including the rights described above, does not affect working interests in properties of the Company acquired by Mr. Floyd or his affiliates prior to the date of termination.

         The Company agreed to loan Mr. Floyd the $3.1 million purchase price for his purchase of a 5% working interest in the properties purchased by the Company in the TransTexas Acquisition. In addition, the Company agreed to loan Mr. Floyd, on a revolving basis, the amounts required to fund the expenses attributable to Mr. Floyd's working interest. Mr. Floyd is required to repay amounts owed under the loan in the amount of 65% of all distributions received by Mr. Floyd in respect of such working interest, as distributions are received. Amounts outstanding under such loan bear interest at an interest rate equal to the Company's cost of borrowing under the Company's credit facility with a syndicate of lenders led by Texas
Commerce Bank National Association.   Mr. Floyd's obligations under the
agreement are secured by a pledge of his working interest in, and production from, such properties. The outstanding balance owed by Mr. Floyd under the agreement will mature on July 2, 2006.

         The Company's previous employment agreement with Mr. Floyd also provided for the assignment to Mr. Floyd of a 2% net profits interest in all exploration prospects of the Company at the time such properties were acquired by the Company. From 1993 to 1995, the Company assigned a 2% net profits interest to Mr. Floyd in all such properties acquired by the Company during such period pursuant to such agreement. The termination of the Company's previous employment agreement with Mr. Floyd, including the rights described above, does not affect net profits interests in properties of the Company assigned to Mr. Floyd prior to the date of termination.

         The Company's previous employment agreement with Mr. Floyd also provided for the assignment to certain key employees designated by Mr. Floyd of overriding royalty interests in certain properties of the Company at the time such properties were acquired by the Company. From 1993 to 1995, the Company assigned overriding royalty interests to Mr. Fleming, Mr. Westmoreland and Ms. Dees in all properties acquired by the Company during such period pursuant to such agreement. The termination of the Company's previous employment agreement with Mr. Floyd, including the rights described above, does not affect overriding royalty interests in properties of the Company assigned to key employees prior to the date of termination.

         On September 19, 1996, Mr. Floyd exchanged certain of his after program-payout working interests assigned to Mr. Floyd under his employment agreement with the Company for 145,161 shares of Common Stock with a value of approximately $2.3 million.

         In accordance with the change of control provisions in the long-term incentive program of FRI, Charles W. Adcock received an aggregate amount of approximately $1.2 million in exchange for the termination of his rights under such program from FRI due to its merger with Holdings. The payments of the $1.2 million were received in 1996 but were reported as expenses for the year ended December 31, 1995 in the audited financial statements of the Company.

SOXCO ACQUISITION

         On September 25, 1996, the Company acquired substantially all of the natural gas and oil properties and related assets (the "Soxco Acquisition") of Smith Offshore Exploration Company ("Soxco"). Under an agreement with Soxco, Lester H. Smith had received a 1.25% net profits interest, proportionately reduced for Soxco's interest, in all properties in which Soxco had participated. Upon the sale by Soxco of its properties, Mr. Smith exercised his right to sell all such net profits interests on the same economic terms to be received by Soxco in the transaction. Mr. Smith received approximately $90,000 in cash, 13,553 initial shares of Common Stock and the right to receive additional shares of Common Stock with a value between $100,000 and $200,000 (relating to the deferred purchase price of the Soxco Acquisition). In connection with the sale by Soxco of its properties, the Company granted three demand and certain piggyback registration rights with respect to the shares of Common Stock issued in connection with the transaction. Such registration rights are subject to certain conditions and become exercisable 180 days after the Offering.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table presents certain information regarding the beneficial ownership of the Company's Common Stock as of March 10, 1997 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each Director of the Company, (iii) the Company's chief executive officer and each of the other Named Executive Officers and (iv) all Directors and executive officers as a group. Except as described below, each of the persons listed in the table has sole voting and investment power with respect to the shares listed.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                      ------------------------------------

         Name of Beneficial Owner                                 Shares          Percent of Class
         ------------------------                                 ------          ----------------
The Brooklyn Union Gas Company  . . . . . . . . . . . . . . .    15,295,215              66%
       One Metrotech Center
       Brooklyn, New York 11201-3850
James G. Floyd  . . . . . . . . . . . . . . . . . . . . . . .       145,761(1)             *
Lester H. Smith . . . . . . . . . . . . . . . . . . . . . . .        13,553                *
Russell D. Gordy  . . . . . . . . . . . . . . . . . . . . . .        10,000                *
Robert B. Catell  . . . . . . . . . . . . . . . . . . . . . .         3,000                *
Randall J. Fleming  . . . . . . . . . . . . . . . . . . . . .         2,100(1)             *
Charles W. Adcock . . . . . . . . . . . . . . . . . . . . . .         1,500(1)             *
Thomas W. Powers  . . . . . . . . . . . . . . . . . . . . . .         1,100(1)             *
Craig G. Matthews . . . . . . . . . . . . . . . . . . . . . .         1,000                *
Gordon F. Ahalt . . . . . . . . . . . . . . . . . . . . . . .         1,000                *
James Q. Riordan  . . . . . . . . . . . . . . . . . . . . . .           500                *
Sammye L. Dees  . . . . . . . . . . . . . . . . . . . . . . .           200                *
James F. Westmoreland . . . . . . . . . . . . . . . . . . . .           200(1)             *
All Directors and officers as a group
     (12 persons) . . . . . . . . . . . . . . . . . . . . . .       179,914(1)             *

---------------
        *   Less than 1%.
(1) Does not include outstanding options to purchase shares of Common Stock because such outstanding options do not confer the right to acquire beneficial ownership within 60 days of the date of this Proxy Statement.


                         COMPLIANCE WITH SECTION 16(A)

    Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

    To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with in a timely manner.

                            PROPOSAL OF STOCKHOLDERS

    Any proposal of a stockholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than November 24, 1997, if the proposal is to be considered for inclusion in the Company's Proxy Statement relating to such meeting.

                             FINANCIAL INFORMATION

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES AND EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO JAMES F. WESTMORELAND, VICE PRESIDENT, CHIEF ACCOUNTING OFFICER, COMPTROLLER AND SECRETARY, THE HOUSTON EXPLORATION COMPANY, 1331 LAMAR, SUITE 1065, HOUSTON, TEXAS 77010.


                                        By Order of the Board of Directors



                                        James F. Westmoreland
                                        Secretary


March 24, 1997
Houston, Texas

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        THE HOUSTON EXPLORATION COMPANY


                 THE HOUSTON EXPLORATION COMPANY (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), hereby certifies:

                 FIRST: That in lieu of a meeting and vote of directors, the Board of Directors of the Corporation, by unanimous written consent filed with the minutes of proceedings of the Board of Directors of the Corporation in accordance with the provisions of Section 141(f) of the DGCL, adopted resolutions approving and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

                 NOW, THEREFORE, BE IT RESOLVED, that Article V of the Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

                                   "ARTICLE V

                                   Directors

                 Section 5.01. Number. The number of directors of the Corporation shall from time to time be fixed exclusively by the Board of Directors in accordance with, and subject to the limitations set forth in, the bylaws of the Corporation (the "Bylaws"); provided, however, that the Board of Directors shall at all times consist of a minimum of three and a maximum of fifteen members, subject, however, to increases above fifteen members as may be required in order to permit the holders of any series of Preferred Stock to exercise their right (if any) to elect additional directors under specified circumstances.

                 Section 5.02. Term. All of the directors of the Corporation shall be elected to serve for the term set forth in the Bylaws and, anything in this Certificate of Incorporation or the Bylaws to the contrary notwithstanding, each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Any director elected or appointed to fill a vacancy shall hold office for the remaining term. No decrease in the number of directors constituting the Corporation's Board of Directors shall shorten the term of any incumbent director.

                 Section 5.03.  Nomination and Election.   (a) Nominations of
persons for election or reelection to the Board of Directors may be made by or at the direction of the Board of Directors. The Bylaws may set forth procedures for the nomination of persons for election or reelection to the Board of Directors and only persons who are nominated in accordance with such procedures (if any) shall be eligible for election or reelection as directors of the Corporation; provided, however, that such procedures shall not infringe upon (i) the right of the Board of Directors to nominate persons for election or reelection to the Board of Directors or (ii) the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances.

                 (b) Each director shall be elected in accordance with this Certificate of Incorporation, the Bylaws and applicable law. Election of directors by the Corporation's stockholders need not be by written ballot unless the Bylaws so provide.

                 Section 5.04. Removal. No director of any class may be removed before the expiration of his term of office except for cause and then only by the affirmative vote of the holders of not less than a majority in voting power of all the outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class. The Board of Directors may not remove any director, and no recommendation by the Board of Directors that a director be removed may be made to the Corporation's stockholders unless such recommendation is set forth in a resolution adopted by the affirmative vote of not less than two-thirds of the whole Board of Directors.

                 Section 5.05. Vacancies. (a) In case any vacancy shall occur on the Board of Directors because of death, resignation or removal, such vacancy may be filled only by a majority (or such higher percentage as may be specified in the Bylaws) of the directors remaining in office (though less than a quorum), and the director so appointed shall serve for the unexpired term of his predecessor or until his successor is elected and qualified or until his earlier death, resignation or removal. If there are no directors then in office, an election of directors may be held in the manner provided by applicable law.

                 (b) Any newly-created directorship resulting from any increase in the number of directors may be filled only by a majority (or such higher percentage as may be specified in the Bylaws) of the directors then in office (though less than a quorum). Each director so appointed shall hold office for the remainder of the term or until his successor is elected and qualified or until his earlier death, resignation or removal.

                 (c) Except as expressly provided in this Certificate of Incorporation or as otherwise provided by applicable law, stockholders of the Corporation shall not have the right to fill vacancies on the Board of Directors, including newly-created directorships.

                 Section 5.06. Subject to Rights of Holders of Preferred Stock. Notwithstanding the foregoing provisions of this Article V, if the Preferred Stock Designation creating any series of Preferred Stock entitles the holders of such Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, then all provisions of such Preferred Stock Designation relating to the nomination, election, term of office, removal, filling of vacancies and other features of such directorships shall, as to such directorships, govern and control over any conflicting provisions of this Article V.

                 Section 5.07. Limitation of Personal Liability. (a) No person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

                 (b) If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the personal liability of the directors to the Corporation or its stockholders shall be limited or eliminated to the full extent permitted by the DGCL, as so amended from time to time."

                 SECOND: That at the annual meeting of stockholders of the Corporation on April 24, 1997, a two-thirds majority of the voting power of all outstanding capital stock of the Corporation entitled to vote generally at an election of directors voted in favor of such amendment, in accordance with the provisions of Article X of the Company's Restated Certificate of Incorporation and Section 242 of the DGCL.

                 THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 141 and 242 of the DGCL.

                 IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by James G. Floyd, its President, this ____ day of ___________, 1997.


                                        THE HOUSTON EXPLORATION COMPANY



                                        By:
                                                --------------------------------
                                        Name:   James G. Floyd
                                        Title:  President

                                   APPENDIX B

                        THE HOUSTON EXPLORATION COMPANY
                             1996 STOCK OPTION PLAN

                                   ARTICLE I

                                      PLAN

         1.1 PURPOSE. This Plan is a plan for employees, consultants and advisors of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

         1.2 EFFECTIVE DATE OF PLAN. This Plan is effective May 9, 1996, if within one year of that date it shall have been approved by at least a majority vote of stockholders voting in person or by proxy at a duly held stockholders' meeting, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of stockholders. No Option shall be granted pursuant to this Plan after May 8, 2006.


                                   ARTICLE II

                                  DEFINITIONS

         The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

         2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2.2 "BOARD OF DIRECTORS" means the board of directors of the Company.

         2.3     "CHANGE OF CONTROL" means:

                 (i) the acquisition after the closing date of the sale of any or all of the shares of Stock registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-1 (Reg. No. 333-4437) (the "Effective Date") by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a "Person") of beneficial ownership of 20 percent or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), provided that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) hereof; or

                 (ii) individuals, who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board provided that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                 (iii) consummation after the Effective Date of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") unless, in each case, following such Corporate Transaction,
     (A) (I) all or substantially all of the persons who were the beneficial owners of the Outstanding Common Stock immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60 percent of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction, and (2) all or substantially all of the persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own directly or indirectly, more than 60 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Common Stock and the outstanding Voting Securities immediately prior to such Corporate Transaction, as the case may be, (B) no Person (excluding (1) any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction and (2) any Person approved by the Incumbent Board) beneficially owns, directly or indirectly, 20 percent or more of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to such Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction.

         2.4     "CODE" means the internal Revenue Code of 1986, as amended.

         2.5 "COMMITTEE" means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors. The Committee shall be comprised solely of at least two members who are outside Directors.

         2.6 "COMPANY" means The Houston Exploration Company, a Delaware corporation.

         2.7 "DISABILITY" means a physical or mental infirmity which, in the opinion of a physician selected by the Committee, shall prevent the Employee from earning a reasonable livelihood with the Company or any Affiliate and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and which:
(a) was not contracted, suffered or incurred while the Employee was engaged in, or did not result from having engaged in, a felonious criminal enterprise; (b) did not result from alcoholism or addiction to narcotics; and (c) did not result from an injury incurred while a member of the Armed Forces of the United States for which the Employee receives a military pension.

         2.8 "EMPLOYEE" means a person employed by the Company or any Affiliate to whom an Option is granted.

         2.9 "FAIR MARKET VALUE" of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) as reported on the Nasdaq National Market; or (c) if the Stock is not listed on the Nasdaq National Market, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Committee equal to (x) the average between the closing bid and ask prices per share of Stock on the last preceding date on which those prices were reported or (y) an amount as determined by the Committee in its sole discretion.

         2.10 "INCENTIVE OPTION" means an Option granted under this Plan which is designated as an "Incentive Option" and satisfies the requirements of
Section 422 of the Code.

         2.11 "NON-EMPLOYEE DIRECTOR" means a "non-employee director" as that term is defined in Rule 16b-3 of the Securities Exchange Act of 1934.

         2.12 "NONQUALIFIED OPTION" means an Option granted under this Plan other than an Incentive Option.

         2.13 "OPTION" means either an Incentive Option or a Nonqualified Option granted under this Plan to purchase shares of Stock.

         2.14 "OPTION AGREEMENT" means the written agreement which sets out the terms of an Option.

         2.15 "OPTIONEE" means a person who is granted an Option under this Plan.

         2.16 "OUTSIDE DIRECTOR" means a member of the Board of Directors serving on the Committee who satisfies the criteria of Section 162(m) of the Code.

         2.17 "PLAN" means The Houston Exploration Company 1996 Stock Option Plan, as set out in this document and as it may be amended from time to time.

         2.18 "STOCK" means the common stock of the Company, $.01 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

         2.19 "10% STOCKHOLDER" means an individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

                                  ARTICLE III

                                  ELIGIBILITY

         The individuals who shall be eligible to receive Incentive Options shall be those key employees of the Company or any of its Affiliates as the Committee shall determine from time to time. The individuals who shall be eligible to receive Nonqualified Options shall be those key employees, consultants and advisors of the Company or any of its Affiliates as the Committee shall determine from time to time. However, no member of the Committee shall be eligible to receive any Option or to receive stock, stock options, or stock appreciation rights under any other plan of the Company or any of its Affiliates, if to do so would cause the individual not to be an Outside Director. The Board of Directors may designate one or more individuals who shall not be eligible to receive any Option under this Plan or under other similar plans of the Company.


                                   ARTICLE IV

                     GENERAL PROVISIONS RELATING TO OPTIONS

         4.1 AUTHORITY TO GRANT OPTIONS. The Committee may grant to those individuals, as it shall from time to time determine, Options under the terms and conditions of this Plan. Subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Option to be granted to an Employee of the Company or any of its Affiliates shall be as determined by the Committee.

         4.2 DEDICATED SHARES. The total number of shares of Stock with respect to which Options may be granted under the Plan shall be ten percent of the shares of Stock outstanding from time to time. The shares may be treasury shares or authorized but unissued shares. The total number of shares of stock with respect to which Incentive Options may be granted under the Plan shall be 1,125,000 shares. The maximum number of shares subject to Options which may be issued to any Optionee under the Plan during any period of three consecutive years is 1,125,000 shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

         In the event that any outstanding Option shall expire or terminate for any reason or any Option is surrendered, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

         4.3 NON-TRANSFERABILITY. Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by him.

         4.4 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Option if issuing that Stock would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Option will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option and the issuance of shares thereunder, to comply with any law or regulation of any governmental authority.

         4.5 CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of such class of Stock as the result of the event requiring the adjustment.

         If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under this Plan, (a) subject to the provisions of clause (c) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive, in lieu of shares of Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which the Option shall be so exercised; (b) the Committee shall waive any limitations set out in or imposed under this Plan so that all Options, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Committee, shall be exercisable in full; and (c) all outstanding Options may be canceled by the Committee as of the effective date of any merger, consolidation, liquidation, sale or other disposition, if (i) notice Of cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise that Option in full (without regard to any limitations set out in or imposed under this Plan or the Option Agreement granting that Option) during a period set by the Committee preceding the effective date of the merger, consolidation, liquidation, sale or other disposition and, if in the event all outstanding Options may not be exercised in full under applicable securities laws without registration of the shares of Stock issuable on exercise of the Options, the Committee may limit the exercise of the Options to the number of shares of Stock, if any, as may be issued without registration. The method of choosing which Options may be exercised, and the number of shares of Stock for which Options may be exercised, shall be solely within the discretion of the committee.

         The issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options.

         4.6 CHANGES OF CONTROL. In the event of a Change of Control, the Committee may, in its discretion, at the time an Option is granted or any time thereafter: (i) provide for the acceleration of any time period relating to the exercise of the Option, (ii) provide for the purchase of the Option upon the Optionee's request for an amount of cash or other property that could have been received upon the exercise of the Option had the Option been then currently exercisable, (iii) adjust the terms of the Option in a manner determined by the Committee to reflect the Change of Control, (iv) cause the Option to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provisions as the Committee may consider equitable and in the best interest of the Company. Any transaction described in this Section that is approved by the Committee will be effective only if a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors approves of the transaction, unless the transaction would not otherwise subject the Optionee to potential liability under Section 16(b) of the Securities Exchange of 1934, as amended.


                                   ARTICLE V

                                    OPTIONS

         5.1 TYPE OF OPTION. The Committee shall specify whether a given Option shall constitute an Incentive Option or a Nonqualified Option.

         5.2 OPTION PRICE. The price at which Stock may be purchased under an Option shall not be less than the greater of: (a) 100% of the Fair Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted. In the case of any 10% Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Option is granted.

         5.3 DURATION OF OPTIONS. No Option shall be exercisable after the expiration of 10 years from the date the Option is granted. In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

         5.4 AMOUNT EXERCISABLE. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding provided that no Option may be exercisable within six (6) months of the date of grant. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the Optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

         5.5 EXERCISE OF OPTIONS. Each Option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with:
(a) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares, or (b) if approved by a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors, Stock at its Fair Market Value on the date of exercise, and/or any other form of payment which is acceptable to such committee, and specifying the address to which the certificates for the shares are to be mailed. Subject to Section 8.8, as promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee's name. If shares of Stock are used in payment of the exercise price, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee, at the address specified by the Optionee.

         Whenever an Option is exercised by exchanging shares of Stock owned by the Optionee, the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing a number of shares of Stock legally and beneficially owned by the Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition of an Option.

         5.6 SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in this Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

         5.7 NO RIGHTS AS STOCKHOLDER. No Optionee shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.


                                   ARTICLE VI

                                 ADMINISTRATION

         This Plan shall be administered by the Committee. All questions of interpretation and application of this Plan and Options shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. This Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

                 (a) determine the persons to whom and the time or times at which Options will be made,

                 (b) determine the number of shares and the purchase price of Stock covered in each Option, subject to the terms of the Plan,

                 (c) determine the terms, provisions and conditions of each Option, which need not be identical,

                 (d) accelerate the time at which any outstanding Option may be exercised,

                 (e) define the effect, if any, on an Option of the death, disability, retirement, or termination of employment of the Optionee,

                 (f) prescribe, amend and rescind rules and regulations relating to administration of this Plan, and

                 (g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of this Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

                                  ARTICLE VII

                        AMENDMENT OR TERMINATION OF PLAN

         The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the exercise price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company's stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in this Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential Federal income tax treatment.


                                  ARTICLE VIII

                                 MISCELLANEOUS

         8.1 NO ESTABLISHMENT OF A TRUST FUND. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Optionee under this Plan. All Optionees shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under this Plan.

         8.2 NO EMPLOYMENT OBLIGATION. The granting of any Option shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Optionee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

         8.3 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Optionee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option. In the alternative, the Company may require the Optionee (or other person exercising the Option) to pay the sum directly to the employer corporation. If the Optionee (or other person exercising the Option) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within ten days after the date of exercise or lapse of restrictions. The Company shall have no obligation upon exercise of any Option until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise an Optionee of the existence of the tax or the amount which the employer corporation will be required to withhold.

         8.4 WRITTEN AGREEMENT. Each Option shall be embodied in a written Option Agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Optionee and by a member of the Committee and an officer of the Company on behalf of the Committee and the Company. The Option Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.

         8.5 INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further action his part to indemnity from the Company for, all expenses (including attorneys' fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses--including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or of the Board of Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee or the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee or the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

         8.6 GENDER. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

         8.7 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of this Plan and shall not be used in construing the terms of this Plan.

         8.8 OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall this Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

         8.9 OTHER OPTIONS. The grant of an Option shall not confer upon an Optionee the right to receive any future or other Options under this Plan, whether or not Options may be granted to similarly situated Optionees, or the right to receive future Options upon the same terms or conditions as previously granted.

         8.10 ARBITRATION OF DISPUTES. Any controversy arising out of or relating to the Plan or an Option Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

         8.11 GOVERNING LAW. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.

                                     PROXY

                        THE HOUSTON EXPLORATION COMPANY
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                        ANNUAL  MEETING APRIL 24,  1997

          The undersigned having received the notice and accompanying Proxy Statement for said meeting hereby constitutes and appoints JAMES G. FLOYD and JAMES F. WESTMORELAND (the "Proxy Committee"), and each of them, his true and lawful agents and proxies with power of substitution in each, to represent and vote at the Annual Meeting to be held at 10:00 a.m. on April 24, 1997 at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, or, at any adjournment thereof on all matters coming before said meeting, all shares of THE HOUSTON EXPLORATION COMPANY which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

                          (CONTINUED ON REVERSE SIDE)

[X]   PLEASE MARK YOUR VOTES
      AS IN THIS EXAMPLE.


1.    Approval of Certificate Amendment              FOR   AGAINST  ABSTAIN
      to remove the classification                   [ ]     [ ]      [ ]
      of the Board of Directors

2.    Election of Directors; Nominees: James          FOR           WITHHOLD
      G. Floyd, Robert B. Catell, Gordon F.        (except as       AUTHORITY
      Ahalt, Russell D. Gordy, James Q.              marked      to vote for all
      Riordan, Lester H. Smith                       below)          nominees
                                                      [ ]               [ ]

      For, except vote withheld from the
      following nominee(s):
                           ------------------

3.    Approval of 1996 Stock Option Plan             FOR   AGAINST  ABSTAIN
                                                     [ ]     [ ]      [ ]

4.    Ratification and approval of Arthur            FOR   AGAINST  ABSTAIN
      Andersen LLP as the Company's                  [ ]     [ ]      [ ]
      independent public accountants for the
      fiscal year ending December 31, 1997


5.    In the discretion of the Proxy Committee,      FOR   AGAINST  ABSTAIN
      upon other matters as may properly come        [ ]     [ ]      [ ]
      before the meeting




This proxy, when properly executed,      You are encouraged to specify your
will be voted in the manner directed     choices by marking the appropriate
by the undersigned stockholder. If no    boxes above, but you need not mark any
direction is made, this proxy will be    boxes if you wish to vote in accordance
voted FOR proposals (1), (2), (3) and    with the Board of Directors'
(4). The Proxy Committee is authorized   recommendations. The Proxy Committee
to vote in their discretion on any       cannot vote your shares unless you
other matters that may properly come     sign and return this card.
before the meeting.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                                                     Date
SIGNATURE(S)
            -----------------------------------------     ----------------------

NOTE: Executors, administrators, trustees, etc., please give full title as such. If a corporation, please sign full corporate name by duly authorized officer. Joint owners should each sign personally.